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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts," to the use of our report on the financial statements for the year ended December 31, 1995 of HORIZON Pharmacies, Inc. dated April 24, 1996 and to the use of our reports on the financial statements of the Farmington Store Acquisition and the Vista Store Acquisition dated March 28, 1997, in the Amendment No. 1 to Registration Statement (Form SB-2 No. 333-25257) and related Prospectus of HORIZON Pharmacies, Inc. for the registration of 1,200,000 shares of its common stock.


Dallas, Texas
May   , 1997


    The foregoing consent is in the form that will be signed upon completion of the reorganization of the capital accounts of the Company as described in the fourth paragraph of Note 6 to the accompanying financial statements.


                                               HEROLD, HOWARD & MADSEN P.C.



Dallas, Texas
May 30, 1997